Exhibit 99.1

PRESS RELEASE - FOR IMMEDIATE DISTRIBUTION

Dated:  November 5, 2010

Third Quarter Earnings Reported by
Citizens Bancorp of Virginia, Inc.

[Blackstone, Virginia]    Citizens Bancorp of Virginia, Inc. (the “Company”) (OTCBB: CZBT), the parent company of Citizens Bank and Trust Company (the “Bank”), reported net income of $762 thousand, or $0.32 per share, for the quarter ended September 30, 2010.  This result is an increase of $5 thousand in net income when compared to the quarter ended September 30, 2009.  Net income for the nine months of 2010 was $2.186 million, which was $0.92 per share or $0.02 less than the $2.232 million in net income reported for the same period in 2009, a decrease of $46 thousand.

Third Quarter Highlights

●	Tax equivalent net interest margin for the third quarter was 4.06%, up 10 basis points from the third quarter of 2009.
●	Net interest income increased $173 thousand or 6.09% from the third quarter of 2009.
●	Tangible book value per common share was $17.40 at September 30, 2010, up $0.96 from December 31, 2009.
●	Third quarter cash dividend of $0.17 per share declared, representing a dividend yield of 4.77%, based upon the highest quoted stock price during the third quarter of 2010.
●	The Company remains “well-capitalized” at September 30, 2010 with total a risk-based capital ratio of 21.1% and Tier 1 leverage ratio of 12.14%.

Net Interest Income

The Company’s fully tax-equivalent net interest margin for the three months ended September 30, 2010 was 4.06% as compared to 3.96% for the three months ended September 30, 2009.  The net interest margin improved primarily due to the 38 basis point decrease in the cost of interest bearing deposits which was 1.77% for the quarter ended September 30, 2010 as compared to 2.15% for the same period last year.  Despite an increase in the year-over-year average balance of non-accrual loans, loan yields were 6.47% for the quarter ended September 30, 2010 or 4 basis points higher than the loan yield of 6.43% for the same year-ago period.  The tax equivalent yield on investment securities for the quarter ended September 30, 2010 was 3.85% or 67 basis points less than the same year-ago quarter when the yield was 4.52%.  The total earning asset yield was 5.51% for the quarter ended September 30, 2010, a decrease of 19 basis points from the 5.70% that was recorded for the quarter ended September 30, 2009.  The cost of funds for the third quarter of 2010 was 1.56% or a decrease of 29 basis points when compared to the third quarter of 2009 when the cost of funds was 1.85%.

Provision for Loan Losses

Management recorded $150 thousand in provision for the allowance for loan losses during the quarter ended September 30, 2010 compared to $200 thousand for the quarter ended September 30, 2009.  Management determined to increase the provision because it believes that the lack of a significant economic recovery in the near-term could have some effect on previously financially-solid borrowers.  For the nine months ended September 30, 2010, a total of $600 thousand was provided to the allowance for loan losses, which represented an increase of $175 thousand when compared to the nine months ended September 30, 2009.  Management believes the allowance for loan losses was adequately provided for as of September 30, 2010.

Noninterest Income

Non-interest income for the third quarter ended September 30, 2010 was $530 thousand as compared to $629 thousand for the three months ended September 30, 2009.  The decrease in non-interest income of $99 thousand from the quarter ended September 30, 2009 as compared to the quarter ended September 30, 2010 was primarily attributed to a one-time valuation write-down of $60 thousand on OREO properties and a $51 thousand decline in deposit account fees.  The decline in non-interest income for the quarter ended September 30, 2010 was partially offset with higher ATM revenue of $24 thousand and a $13 thousand increase in gains on loans held for sale.

For the nine months ended September 30, 2010, noninterest income was $1.691 million or a decrease of $178 thousand as compared to the $1.869 million reported for the nine months ended September 30, 2009.  The decline in deposit account fee income of $136 thousand and the $75 thousand write down in the value of other real estate owned were the primary reason for the decline in noninterest income when comparing the two year-to-date results.  The decline in noninterest income was partially offset with higher ATM fees (up $75 thousand), gains as a result of called securities ($15 thousand), and lower gains received from the sale of loans held for sale ($9 thousand) for the nine months ended September 30, 2010 as compared to the nine months ended September 30, 2009.

Noninterest Expense

Non-interest expense totaled $2.402 million for the three months ended September 30, 2010, which was $171 thousand or 7.7% greater than the period ended September 30, 2009 when noninterest expense was $2.231 million.  The reported year-over-year increase for the third quarter was primarily related to higher collection, foreclosure and OREO expenses, which were up $30 thousand; ATM expenses, which increased by $22 thousand; increased FDIC deposit insurance premiums of $17 thousand and higher building occupancy cost of $15 thousand.  In addition, deferred loan origination costs decreased by $59 thousand as a result of the decline in new loans being originated in the third quarter of 2010, as compared to the same period a year earlier.  For the three months ended September 30, 2010, employee compensation costs (excluding deferred loan origination costs of $64 thousand) were $1.436 million which is $32 thousand or 2.3% higher than the three months ended September 30, 2009.  Occupancy costs for the third quarter of 2010 totaled $158 thousand or $15 thousand greater than the $143 thousand reported for the third quarter of 2009.  Equipment expense for the third quarter was $142 thousand which was unchanged from the $143 thousand reported in the same period of 2009.  FDIC deposit insurance costs for the three months ended September 30, 2010 were $104 thousand or $17 thousand greater than the three months ended September 30, 2009.  The increase in insurance premiums was namely due to the higher deposit account balances than the year earlier period.  Other expenses totaled $626 thousand or $50 thousand greater than the $576 thousand reported for the three months ended September 30, 2009.  Cost attributed to ATM transactions, collection, foreclosure and OREO-related costs were primarily the reason for the increase in third quarter costs in 2010 as compared to the third quarter in 2009.

For the nine months ended September 30, 2010, costs associated with employee salaries and benefits, exclusive of deferred loan origination costs of $224 thousand, increased 1.7% or $70 thousand to $4.307 million as compared to the nine months ended September 30, 2009 when costs associated with salaries and benefits, exclusive of deferred loan origination costs of $322 thousand, were $4.237 million.  Occupancy expense for the nine month period ended September 30, 2010 was $453 thousand or $24 thousand higher than the $429 thousand reported for the year-earlier period, or a 5.6% increase.  Equipment costs decreased $29 thousand to $402 thousand for the nine months ended September 30, 2010 as compared to $431 thousand reported for the nine months ended September 30, 2009.  The effect of higher deposit insurance costs for the periods was the result of both higher premiums and higher deposit account balances for the nine months of September 30, 2010 and the same period ended September 30, 2009 when costs were $403 thousand and $242 thousand, respectively.  The other expense category had a cost increase of $141 thousand, totaling $1.826 million for the nine months ended September 30, 2010 or an increase of 8.4% from the $1.685 million reported for the nine months ended September 30, 2009.  Costs associated with higher ATM and point-of-sale transaction volume and costs associated with collection, foreclosure and OREO expenses were namely the reason for the increases in the year-to-date comparisons between 2010 and 2009.

Balance Sheet

Consolidated assets totaled $330.6 million at September 30, 2010 which represents an increase of $9.6 million or 3.0% from the $321.0 million reported at December 31, 2009.  The increase in total assets was driven by a $7.7 million increase in all deposit products, which totaled $276.5 million as of September 30, 2010, up 2.9% from December 31, 2009 when deposits totaled $268.8 million.  Securities available for sale totaled $85.6 million at September 30, 2010 or an increase of $18.8 million from the $66.8 million at December 31, 2009.  Securities increased 28.2% over the nine-month period primarily as a result of the liquidity provided by higher deposit account balances and the decline in loan origination activity during the period.  Loans held for investment, net of the allowance for loan losses totaled $207.8 million at September 30, 2010 as compared to $214.9 million at December 31, 2009 or a decrease of $7.021 million.  Gross loans outstanding decreased $6.623 million and the allowance for loan losses increased $398.0 thousand for the nine-month period.  At September 30, 2010, net other real estate owned totaled $1.923 million or an increase of $850 thousand from the $1.073 million at December 31, 2009.  During the nine-months ended September 30, 2010, the Bank sold two properties totaling $219.5 thousand for a $13 thousand gain.  Also, during this same period seven properties were acquired into OREO for a total of $1.146 million and the Company wrote down the value of three properties by $75 thousand to reflect revised market valuations.

Stockholders’ equity at September 30, 2010 was $41.1 million, resulting in a book value per common share of $17.40, which compares to stockholders equity of $39.0 million and a book value per common share of $16.44 at December 31, 2009.  The Company’s capital level was considered well-capitalized according to regulatory guidelines at September 30, 2010, with the Tier 1 Leverage ratio at 12.14%, the Tier 1 Risk-Based ratio at 19.85% and Total Risk-Based ratio at 21.10%.

The return on average assets for the three months ended September 30, 2010 was 0.91% as compared to the three months ended September 30, 2009 when the return was 0.97%.

President and CEO, Joseph D. Borgerding commented, “Management is very pleased with the Bank’s deposit growth and net interest margin improvement.  We continue to navigate through the many regulatory and economic challenges which are having an adverse effect on the growth of loans and noninterest income.  We are very encouraged by the fact that net income was up slightly in the third quarter of 2010 as compared to the third quarter in 2009.”

About Citizens Bancorp of Virginia, Inc.

Citizens Bancorp of Virginia, Inc. is a single bank holding company headquartered in Blackstone, Virginia and the Company’s stock trades on the OTC Bulletin Board under the symbol “CZBT”.  Citizens Bank and Trust Company, the Company’s wholly-owned subsidiary, was founded in 1873 and is the second oldest independent bank in Virginia.  The Bank has eleven offices in the Counties of Amelia, Chesterfield, Mecklenburg, Nottoway and Prince Edward, along with one branch in the city of Colonial Heights and one in the Town of South Hill, Virginia.  Additional information on the Company is also available at its web site: www.cbtva.com.

Citizens Bancorp of Virginia, Inc. cautions readers that certain statements in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Although the Company believes that its expectations with respect to these forward-looking statements are based upon reasonable assumptions within the bounds of its business operations, there can be no assurance that the actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  For more details on factors that could affect expectations, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and its other filings with the Securities and Exchange Commission.

CITIZENS BANCORP OF VIRGINIA, INC. AND SUBSIDIARY
Consolidated Balance Sheet
(Dollars in thousands, except share data)

	September 30,	December 31,
	2010	2009
Assets

Cash and due from banks	$5,926	$6,339
Interest-bearing deposits in banks	1,110	1,108
Federal funds sold	7,941	9,588
Securities available for sale, at fair market value	85,607	66,778
Restricted securities	1,115	1,189
Loans, net of allowance for loan losses of $3,071
and $2,673	207,841	214,862
Premises and equipment, net	7,241	7,544
Accrued interest receivable	1,905	1,860
Other assets	9,953	10,637
Other real estate owned, net	1,923	1,073

Total assets	$330,562	$320,978

Liabilities and Stockholders' Equity

Liabilities
Deposits:
Noninterest-bearing	$34,652	$33,999
Interest-bearing	241,818	234,797
Total deposits	$276,470	$268,796
FHLB advances	5,000	5,000
Other borrowings	5,298	5,483
Accrued interest payable	908	955
Accrued expenses and other liabilities	1,748	1,754
Total liabilities	$289,424	$281,988

Stockholders' Equity
Preferred stock, $0.50 par value; authorized 1,000,000 shares;
none outstanding	$-	$-
Common stock, $0.50 par value; authorized 10,000,000 shares;
issued and outstanding,2,363,839 for 2010 and 2,371,139 for 2009	1,182	1,186
Additional paid-in capital	- -	- -
Retained earnings	39,076	38,177
Accumulated other comprehensive loss	880	(373)
Total stockholders' equity	$41,138	$38,990

Total liabilities and stockholders' equity	$330,562	$320,978

CITIZENS BANCORP OF VIRGINIA, INC. AND SUBSIDIARY
Consolidated Statements of Income
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Interest and Dividend Income
Loans, including fees	3,439	3,520	10,320	10,528
Investment securities:
Taxable	459	407	1,513	1,139
Tax-exempt	233	143	567	419
Federal Funds sold	6	8	14	16
Other	6	46	16	150
Total interest and dividend income	4,143	4,124	12,430	12,252

Interest Expense
Deposits	1,089	1,221	3,326	3,757
Borrowings	38	60	113	175
Total interest expense	1,127	1,281	3,439	3,932

Net interest income	3,016	2,843	8,991	8,320

Provision for loan losses	150	200	600	425

Net interest income after provision
for loan losses	2,866	2,643	8,391	7,895

Noninterest Income
Service charges on deposit accounts	258	309	774	910
Net gain on sales of securities	3	-	30	15
Net gain on sales of loans	23	10	49	58
Impairment - other real estate owned	(60)	-	(75)	-
Net gain on sale of other real estate owned	-	-	13	-
Income from bank owned life insurance	74	70	217	211
ATM fee income	165	141	484	409
Other	67	99	199	266
Total noninterest income	530	629	1,691	1,869

Noninterest Expense
Salaries and employee benefits	1,372	1,282	4,083	3,915
Net occupancy expense	158	143	453	429
Equipment expense	142	143	402	431
FDIC deposit insurance	104	87	403	242
Other	626	576	1,826	1,685
Total noninterest expense	2,402	2,231	7,167	6,702

Income before income taxes	994	1,041	2,915	3,062

Income taxes	232	284	729	830

Net income	762	757	2,186	2,232
Earnings per share, basic & diluted	0.32	0.32	0.92	0.94

CITIZENS BANCORP OF VIRGINIA, INC. AND SUBSIDIARY
Consolidated Regulatory Capital Ratios
And Performance Ratios

(Dollars in thousands, except per share data)

	Three Months Ended
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009

Per Share Data:

Earnings per weighted average share	$0.32	$0.34	$0.26	$0.25	$0.32

Weighted average shares outstanding	2,364,252	2,364,942	2,368,932	2,374,164	2,377,151

Actual shares outstanding	2,363,839	2,364,639	2,365,239	2,371,139	2,377,030

Book value per share at period end	$17.40	$16.93	$16.62	$16.44	$16.10

Dividend per share	$0.17	$0.17	$0.17	$0.17	$0.17

Performance Ratios:

Return on average assets	0.91%	0.99%	0.76%	0.75%	0.97%

Net interest margin, (FTE)1	4.06%	4.17%	4.10%	3.98%	3.96%

Efficiency ratio2	67.74%	65.46%	68.14%	64.84%	65.78%

Capital and Other Ratios:
(Ratios are period end, unless stated otherwise)
Tier 1 leverage ratio	12.14%	12.15%	12.49%	12.33%	12.38%

Total risk-based capital ratio	21.10%	21.26%	21.08%	20.76%	20.72%

Allowance for loan losses to total loans	1.46%	1.41%	1.36%	1.23%	1.10%

Non-accruing loans to total loans	2.79%	2.47%	2.67%	2.42%	2.00%

Net charge-offs (net recoveries) to average loans (annualized)	0.38%	0.26%	0.12%	0.33%	0.22%

1 The net interest margin is reported on a tax equivalent basis.  GAAP income presented on the income statement for investment securities totaling $2.080 million, for the period ended September 30, 2010, has been adjusted to $2.377 million in order to reflect the taxable equivalence of the tax-exempt securities, using a Federal income tax rate of 34%.   The prior period shown on the table was likewise adjusted.
2 Computed by dividing noninterest expense by the sum of net interest income and noninterest income.

CONTACT:	Ronald E. Baron
Senior Vice President and Chief Financial Officer
Voice: 434-292-8100 or E-mail: Ron.Baron@cbtva.com

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